UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2015

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements.

Amendment of Change in Control Severance Plan Agreement with William B. Grant

On January 5, 2015, First United Corporation (the “Company”) and William B. Grant, its Chairman and Chief Executive Officer, entered into a Second Amendment to Agreement Under the First United Corporation Change in Control Severance Plan (the “Second Amendment”) to align Mr. Grant’s rights and benefits under the Change in Control Severance Plan, as amended to date (the “Severance Plan”), with those of the other officers with whom the Company has entered into Agreements Under the First United Corporation Severance Plan, as amended to date (each, a “Severance Agreement”). Prior to the Second Amendment, Mr. Grant’s Severance Agreement, as amended by a First Amendment (the “First Amendment”), required the Company to make a tax gross-up payment to him in the event that an excise tax would be imposed on Mr. Grant under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), because the amount of the benefits payable to him under his Severance Agreement, plus all other benefits the payment of which is deemed to be contingent on a change in the ownership or effective control of the Company (as determined under Section 280G of the Code), would exceed 2.99 times his “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his gross income for the last five taxable years ending before the date on which the change in ownership or effective control occurred). The Severance Agreements with the Company’s other officers contemplate a reduction in the benefits payable to them in the event that such an excise tax is imposed, to the extent necessary to avoid its imposition. The Second Amendment eliminates the Company’s obligation to make a tax gross-up payment to Mr. Grant and, in addition, requires a reduction in the benefits payable to Mr. Grant under his Severance Agreement to the extent necessary to avoid the imposition of such excise tax.

A copy of the Second Amendment is filed as Exhibit 10.1 to this report. Mr. Grant’s Severance Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2007, and the First Amendment was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Compensatory Arrangements with Keith R. Sanders

Deferred Compensation Plan

The Company maintains the First United Corporation Executive and Director Deferred Compensation Plan, as amended and restated (the “Deferred Compensation Plan”), for all non-employee directors and certain executive officers of the Company and its bank subsidiary, First United Bank & Trust (the “Bank”), who are selected by the Compensation Committee of the Company’s Board of Directors. Separately, the Bank maintains the First United Bank & Trust Supplemental Executive Retirement Plan, as amended and restated (the “SERP”), for select members of management and highly compensated employees of the Bank. Keith R. Sanders, who serves as the Bank’s Senior Vice President and Senior Trust Officer and was identified as a “named executive officer” of the Company when the Company was last required to make such determination for purposes of the disclosure required by Item 402 of Regulation S-K, is eligible to participate in the Deferred Compensation Plan but does not participate in the SERP.

On January 9, 2015, the Company and Mr. Sanders entered into a participation agreement under the Deferred Compensation Plan styled as a SERP Alternative Participation Agreement (the “Participation Agreement”). Pursuant to the Participation Agreement, the Company agreed, for each Plan Year (as defined in the Deferred Compensation Plan) in which it determines that it has been Profitable (as defined in the Participation Agreement), to make a discretionary contribution (referred to in the Deferred Compensation Plan as an “Employer Contribution Credit”) for the benefit of Mr. Sanders in an amount equal to 15% of Mr. Sander’s base salary for such Plan Year, with the first Plan Year being the year ending December 31, 2015. Mr. Sanders could potentially receive an Employer Contribution Credit of $27,000 for the current Plan Year.

If made, the Employer Contribution Credits will be maintained in an Employer Contribution Credit Account (as defined in the Deferred Compensation Plan) in Mr. Sander’s name. The Deferred Compensation Plan and the Participation Agreement provide that all compensation deferred at the election of Mr. Sanders and all Employer Contribution Credits made on his behalf will be deemed to be invested in certain investment options established from time to time by the Investment Committee of the Bank’s Trust Department, as administrator of the Deferred Compensation Plan. Mr. Sanders will become 100% vested in the amount maintained in his Employer Contribution Account upon the earliest to occur of the following events: (i) his Normal Retirement (as defined in the Participation Agreement); (ii) his Separation from Service (as defined in the Participation Agreement) following a Change of Control (as defined in the Deferred Compensation Plan) and subsequent Triggering Event (as defined in the Participation Agreement); (iii) his Separation from Service due to a Disability (as defined in the Participation Agreement); (iv) with respect to a particular award of Employer Contribution Credits, his completion of two consecutive Years of Service (as defined in the Participation Agreement) immediately following the Plan Year for which such award was made; or (v) his death. Notwithstanding the foregoing, however, Mr. Sanders will lose his entitlement to the amount maintained in his Employer Contribution Account in the event his employment is terminated for Cause (as defined in the Participation Agreement).

The Participation Agreement conditions the Company’s obligation to make distributions from Mr. Sander’s Employer Contribution Account on Mr. Sander’s (i) refraining from engaging in Competitive Employment (as defined in the Participation Agreement) for three years following his Separation from Service, (ii) refraining from injurious disclosure of confidential information concerning the Company, and (iii) remaining available, at the Company’s reasonable request, to provide at least six hours of transition services per month for 12 months following his Separation from Service (except in the case of death or Disability), except that only item (ii) will apply in the event of a Separation from Service following a Change of Control and subsequent Triggering Event. In the event that Mr. Sanders violates any of those conditions, he will forfeit all then-unpaid amounts in his Employer Contribution Account and be obligated to reimburse the Company for all amounts theretofore paid to him, plus interest thereon at the rate of 10% per year.

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A copy of the Participation Agreement is filed as Exhibit 10.2 to this report. A copy of the Deferred Compensation Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 24, 2008, and the material terms of the Deferred Compensation Plan, including those governing distributions of the amount in an Employer Contribution Account, were summarized on page 22 of the Company’s definitive proxy statement for the 2014 annual meeting of shareholders, filed with the SEC on March 28, 2014, under the heading “Deferred Compensation Plan”, which summary is incorporated herein by reference.

Change in Control Severance Plan Agreement

On January 9, 2015, the Company and Mr. Sanders entered into a Severance Agreement in substantially the form of the Severance Agreements into which the Company has entered with executive officers other than Mr. Grant. The material terms of the Severance Plan and these Severance Agreements were summarized (i) under the heading “Adoption of the Change in Control Severance Plan” in Item 5.02(e) of the Company’s Current Report on Form 8-K, filed with the SEC on February 21, 2007, (ii) under the heading “Amendments to the Change in Control Severance Plan” in Item 5.02(e) of the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2008, and (iii) in Item 5.02 of the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012, which summaries are incorporated herein by reference.

A copy of Mr. Sanders’ Severance Agreement is filed as Exhibit 10.3 to this report.

Restricted Stock Award Agreement

On January 9, 2015, the Company granted 4,845 restricted shares of the Company’s common stock to Mr. Sanders under the First United Corporation Omnibus Equity Compensation Plan (the “Omnibus Plan”). The grant is evidenced by a Restricted Stock Agreement between the Company and Mr. Sanders, which provides that, subject to earlier vesting in the event of a Change in Control (as defined in the Omnibus Plan), the restricted shares will vest on the second anniversary of the grant date (the “Vesting Date”). In the event that Mr. Sander’s employment with the Bank terminates prior to the Vesting Date for any reason, however, the award will be canceled and the restricted shares will lapse and be forfeited. During the period that the restricted shares remain unvested, Mr. Sanders will have none of the rights of a shareholder of the Company on account of the restricted shares, including, without limitation, the rights to vote such shares or receive dividends thereon.

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A copy of Mr. Sander’s Restricted Stock Agreement is filed as Exhibit 10.4 to this report. A copy of the Omnibus Plan was filed as Appendix B to the Company’s definitive proxy statement for the 2007 annual meeting of stockholders, filed with the SEC on March 23, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed or furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: January 9, 2015	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President and Chief Financial
Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Agreement Under the First United Corporation Change in Control Severance Plan, dated January 5, 2015, between First United Corporation and William B. Grant (filed herewith)

10.2	SERP Alternative Participation Agreement under the First United Corporation Executive and Director Deferred Compensation Plan, dated January 9, 2015, between First United Corporation and Keith R. Sanders (filed herewith)

10.3	Agreement Under the First United Corporation Change in Control Severance Plan, dated January 9, 2015, between First United Corporation and Keith R. Sanders (filed herewith)

10.4	Restricted Stock Agreement, dated January 9, 2015, between First United Corporation and Keith R. Sanders (filed herewith)

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